                                                           Exhibit No. EX-99.h.2

                                                   Confidential and Proprietary
                                        Not for Reproduction or Re-Distribution

                       TRANSFER AGENCY SERVICES AGREEMENT

     THIS  AGREEMENT  is made as of February 9, 2006 by and between PFPC INC., a
Massachusetts  corporation  ("PFPC"),  and MGI Funds, a Delaware statutory trust
(the "Fund").

                              W I T N E S S E T H:

     WHEREAS,  the  Fund is  registered  as an  open-end  management  investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act");
and

     WHEREAS,  the Fund  wishes  to  retain  PFPC to serve  as  transfer  agent, registrar,  dividend  disbursing  agent and  shareholder  servicing agent to its investment  portfolios  listed on  Exhibit  A  attached  hereto  and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW,  THEREFORE,  in  consideration  of the premises  and mutual  covenants herein contained,  and intending to be legally bound hereby,  the parties hereto agree as follows:

1. Definitions. As used in this Agreement.

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c)  "Authorized Person" means any officer of the Fund and any other person duly authorized  by the Fund's Board of Trustees to give Oral  Instructions  and
     Written Instructions on behalf of the Fund. An Authorized Person's scope of authority  may be  limited by setting  forth such  limitation  in a written document signed by both parties hereto.

(d)  "CEA" means the Commodities Exchange Act, as amended.

(e)  "Oral  Instructions"  mean  oral  instructions  received  by  PFPC  from an
     Authorized  Person or from a person  reasonably  believed  by PFPC to be an
     Authorized  Person.  PFPC  may,  in its sole  discretion  in each  separate
     instance,   consider  and  rely  upon  instructions  it  receives  from  an
     Authorized Person via electronic mail as Oral Instructions.

(f)  "SEC" means the Securities and Exchange Commission.

(g)  "Securities  Laws"  mean the 1933 Act,  the 1934 Act,  the 1940 Act and the
     CEA.

(h)  "Shares" mean the shares of  beneficial  interest of any Portfolio or class of a Portfolio of the Fund.

(i)  "Written   Instructions"  mean  (i)  written   instructions  signed  by  an
     Authorized  Person  and  received  by  PFPC,  or  (ii)  trade  instructions transmitted  (and received by PFPC) by means of an  electronic  transaction reporting  system,  access to which  requires  use of a  password  or other authorized  identifier.  The instructions  may be delivered  electronically
     (with respect to sub-item (ii) above) or by hand,  mail,  tested  telegram, cable, telex or facsimile sending device.

2.   Appointment.  The Fund hereby  appoints  PFPC to serve as  transfer  agent, registrar, dividend disbursing agent and shareholder servicing agent to the
     Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.   Compliance with Rules and  Regulations.  (a) PFPC undertakes to comply with all applicable  requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder.  Except as  specifically  set forth herein,  PFPC assumes no  responsibility  for such  compliance by the
     Fund or any other  entity.

(b)  PFPC undertakes to furnish the Fund with properly  certified  copies of all compliance  policies and  procedures of PFPC relating to its transfer agent
     responsibilities  under  this  Agreement,   or  a  third-party  report  (as
     contemplated  by IC  Release  No.  26299),  which  have  been  prepared  in accordance with Rule 38a-1 under the 1940 Act. and PFPC will cooperate with the Fund in  connection  with the  review by the  Fund's  Chief  Compliance
     Officer  of  PFPC's  transfer  agent  operations  in  connection  with  the preparation  of the yearly  written  report to the Board of Trustees of the
     Trust contemplated by Rule  38a-1(a)(4)(iii)  under the 1940 Act. PFPC will promptly  furnish the Fund with copies of all  amendments  to the foregoing compliance policies and procedures.

4.   Instructions.

(a)  Unless otherwise provided in this Agreement,  PFPC shall act only upon Oral
     Instructions or Written Instructions.

(b)  PFPC  shall  be  entitled  to rely  upon any Oral  Instruction  or  Written
     Instruction  it  receives  from an  Authorized  Person  (or  from a  person reasonably  believed by PFPC to be an Authorized  Person)  pursuant to this
     Agreement. PFPC may assume that any Oral Instruction or Written Instruction received  hereunder is not in any way  inconsistent  with the provisions of organizational  documents or this  Agreement or of any vote,  resolution or proceeding  of the Fund's Board of Trustees or of the Fund's  shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c)  The Fund agrees to forward to PFPC  Written  Instructions  confirming  Oral
     Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such  confirming  Written  Instructions  are not  received  by PFPC or
     differ  from  the  Oral  Instructions   shall  in  no  way  invalidate  the
     transactions or enforceability  of the transactions  authorized by the Oral
     Instructions or PFPC's ability to rely upon such Oral Instructions.

5.   Right to Receive Advice.

(a)  Advice  of the  Fund.  If PFPC is in doubt as to any  action  it  should or should not take,  PFPC may request  directions  or advice,  including  Oral
     Instructions or Written Instructions, from the Fund.

(b)  Advice of  Counsel.  If PFPC  shall be in doubt as to any  question  of law pertaining  to any  action it should or should not take,  PFPC may  request advice from counsel of its own  choosing  (who may be counsel for the Fund, the Fund's investment advisor or PFPC, at the option of PFPC).

(c)  Conflicting Advice. In the event of a conflict between directions or advice or Oral  Instructions or Written  Instructions PFPC receives from the Fund, and the advice it receives from counsel,  PFPC may rely upon and follow the advice of  counsel.  In the event PFPC so relies on the advice of  counsel,
     PFPC  remains  liable for any action or  omission on the part of PFPC which
     constitutes  willful  misfeasance,   bad  faith,   negligence  or  reckless
     disregard by PFPC of any duties,  obligations or responsibilities set forth in this Agreement.  In any such case, PFPC will use its reasonable  efforts to  contact  the  Fund  prior  to or  promptly  after  taking  any  actions inconsistent  with Oral  Instructions  or Written  Instructions  previously received from the Fund.

(d)  Protection  of PFPC.  PFPC shall be  protected  in any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or
     Written  Instructions  PFPC  receives from or on behalf of the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions.  Nothing
     in this section shall be construed so as to impose an obligation  upon PFPC to  seek  such  directions  or  advice  or  Oral  Instructions  or  Written
     Instructions. Nothing in this subparagraph shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence  or reckless  disregard  by PFPC of any duties,  obligations  or responsibilities under this Agreement.

6.   Records;  Visits. The books and records pertaining to the Fund which are in the  possession  or under the control of PFPC shall be the  property of the
     Fund.  Such books and records shall be prepared and  maintained as required
     by  the  1940  Act  and  other   applicable   securities  laws,  rules  and
     regulations.  The Fund and  Authorized  Persons  shall have  access to such books and records at all times during PFPC's normal  business  hours.  Upon the  reasonable  request of the Fund,  copies of any such books and records shall be provided by PFPC to the Fund or to an  Authorized  Person,  at the
     Fund's expense.

7.   Confidentiality.

(a)  Each party shall keep  confidential  any information  relating to the other party's business

     ("Confidential Information"). Confidential Information shall include:

     (i)  any data or information that is competitively  sensitive material, and not  generally  known to the  public,  including,  but not limited to, information  about  product  plans,  marketing  strategies,  finances, operations, customer relationships, customer profiles, customer lists, sales  estimates,  business plans,  and internal  performance  results relating to the past,  present or future  business  activities  of the
          Fund or PFPC, their respective  subsidiaries and affiliated  companies and the customers, clients and suppliers of any of them;

     (ii) any scientific or technical information,  design, process,  procedure, formula,  or improvement  that is commercially  valuable and secret in the  sense  that  its  confidentiality  affords  the  Fund  or  PFPC a competitive advantage over its competitors;

     (iii) all  confidential or proprietary  concepts,  documentation,  reports, data,  specifications,  computer  software,  source code, object code, flow  charts,  databases,  inventions,  know-how,  and trade  secrets, whether or not patentable or copyrightable; and

     (iv) anything designated as confidential.

(b)  Notwithstanding  the  foregoing,  information  shall  not  be  Confidential
     Information and shall not be subject to such confidentiality obligations if it:

     (i)  is already known to the receiving party at the time it is obtained;

     (ii) is or becomes  publicly known or available  through no wrongful act of the receiving party;

     (iii) is  rightfully  received  from a third  party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

     (iv) is  released  by  the  protected   party  to  a  third  party  without
          restriction;

     (v)  is  requested  or  required to be  disclosed  by the  receiving  party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided  the  receiving  party will provide the other party  written  notice  of the  same,  to the  extent  such  notice is permitted);

     (vi) is relevant  to the  defense of any claim or cause of action  asserted against the receiving party;

     (vii) is  necessary or desirable  for PFPC to release such  information  in connection with the provision of services under this Agreement; or

     (viii) has been or is independently  developed or obtained by the receiving party.

8.   Cooperation  with  Accountants.   PFPC  shall  cooperate  with  the  Fund's
     independent public accountants and shall take all reasonable actions in the performance  of its  obligations  under this  Agreement  to ensure that the necessary  information  is  made  available  to  such  accountants  for the expression of their opinion, as required by the Fund.

9.   PFPC System.  PFPC shall retain title to and  ownership of any and all data bases,  computer  programs,  screen formats,  report  formats,  interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters,  concepts,  expertise,  patents,  copyrights,  trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund.  Notwithstanding  the foregoing, the parties  acknowledge the Fund shall retain all ownership rights in Fund data which resides on the PFPC System (including  information pertaining to the transactions of the Fund and its shareholders).

10.  Disaster Recovery.  PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic  data processing  equipment,  to be implemented within a reasonable  time  following  the  inability of PFPC to perform its duties  under this  Agreement.  In the event of  equipment  failures,  PFPC shall,  at no  additional  expense to the Fund,  take  reasonable  steps to minimize service  interruptions.  PFPC shall have no liability with respect to the loss of data or service  interruptions  caused by equipment failure, provided  such loss or  interruption  is not caused by PFPC's  own  willful misfeasance,  bad faith,  negligence or reckless disregard of its duties or obligations under this Agreement.

11.  Compensation.

(a)  As  compensation  for  services  rendered  by PFPC  during the term of this
     Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. In addition,  the Fund agrees to pay, and will be billed separately in arrears for,  reasonable  expenses incurred  by PFPC at the  request  or with the  consent of the Funds in the performance  of its duties  hereunder,  in accordance  with the fees agreed upon between the parties from time to time.

(b)  PFPC shall establish certain cash management accounts ("Service  Accounts")
     required to provide  services under this Agreement.  The Fund  acknowledges
     (i) PFPC may receive  investment  earnings  from sweeping the funds in such
     Service  Accounts  into  investment  accounts  including,  but not limited, investment  accounts  maintained  at an affiliate  or client of PFPC;  (ii)
     balance credits earned with respect to the amounts in such Service Accounts
     ("Balance Credits") will be used to offset the banking service fees imposed by the cash management service provider (the "Banking Service Fees"); (iii)
     PFPC shall retain any excess Balance  Credits for its own use; (iv) Balance
     Credits will be calculated and applied  toward the Fund's  Banking  Service
     Fees   regardless  of  the  Service  Account  balance  sweep  described  in
     Sub-Section  (i) above;  and (v) PFPC may use the  services of  third-party vendors in  connection  with the issuance of  redemption  and  distribution checks and shall retain any benefits  obtained from any  arrangements  with such vendors, including any commission or return on float paid to it by any such vendors.

(c)  The undersigned  hereby  represents and warrants to PFPC that (i) the terms of this  Agreement,  (ii)  the  fees  and  expenses  associated  with  this
     Agreement,  and (iii) any  benefits  accruing  to PFPC or to the advisor or sponsor to the Fund in connection  with this  Agreement,  including but not limited  to any fee  waivers,  conversion  cost  reimbursements,  up  front payments,  signing payments or periodic payments made or to be made by PFPC to such  advisor or sponsor or any  affiliate  of the Fund  relating to the
     Agreement  have been fully  disclosed  to the Board of Trustees of the Fund and that,  if  required  by  applicable  law,  such Board of  Trustees  has approved  or will  approve the terms of this  Agreement,  any such fees and expenses, and any such benefits.

12.  Indemnification.

(a)  The  Fund  agrees  to  indemnify,  defend  and hold  harmless  PFPC and its affiliates,  including their respective officers,  directors and employees, from all taxes,  charges,  expenses,  assessments,  claims and  liabilities
     (including,   without   limitation,    reasonable   attorneys'   fees   and
     disbursements  and  liabilities  arising under the Securities  Laws and any state  and  foreign  securities  and blue sky  laws)  arising  directly  or indirectly  from any action or omission to act which PFPC takes in reliance upon Oral or Written  Instructions  received from the Fund or which PFPC is required or expressly  allowed to take or refrain from taking in accordance with  the  provisions  of  this  Agreement.  Neither  PFPC,  nor any of its affiliates,  shall be  indemnified  against any  liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance,  bad faith, negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to  the  contrary  the  acceptance,  processing  and/or  negotiation  of  a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its  affiliates own willful  misfeasance,  bad faith,  negligence  or reckless  disregard  of such duties and  obligations under this Agreement. PFPC shall not make any claim for any amounts payable by the Fund hereunder  except against the relevant  Portfolio's  assets and not against the assets of any other investment Portfolio of the Fund.

(b)  PFPC agrees to indemnify, defend and hold harmless the Fund, each Portfolio
     and   their    affiliates,    including    their    respective    officers,
     directors/trustees  and  employees,  from  all  taxes,  charges,  expenses,
     assessments,   claims  and  liabilities  (including,   without  limitation,
     reasonable  attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws)
     arising  directly or indirectly  from any action or omission to act of PFPC and its  affiliates  in  contravention  of the terms of this  Agreement  or
     caused  by  PFPC  or  its  affiliate's  willful  misfeasance,   bad  faith,
     negligence or reckless  disregard of its duties and obligations  under this
     Agreement. Neither the Fund, any Portfolio nor any of its affiliates, shall be  indemnified  against any  liability  (or any expenses  incident to such liability)  caused by the Fund's,  a Portfolio's or their  affiliates'  own willful  misfeasance,  bad faith,  negligence or reckless  disregard in the performance of PFPC's activities under this Agreement.

(c)  The  provisions  of this  Section  12  shall  survive  termination  of this
     Agreement.

13.  Responsibility of PFPC.

(a)  PFPC shall be under no duty to take any action  hereunder  on behalf of the
     Fund  except as  specifically  set forth  herein or as may be  specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the  performance  of its duties hereunder  and to act in good faith in  performing  services  provided  for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC and its  affiliates'  failure  to  perform  its  duties  under this
     Agreement to the extent such damages  arise out of PFPC or its  affiliates'
     willful  misfeasance,  bad faith,  negligence or reckless disregard of such duties.

(b)  Notwithstanding  anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors,  interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable  control,  including  without  limitation acts of God; action or inaction of civil or military  authority;  public  enemy;  war;  terrorism;
     riot; fire;  flood;  sabotage;  epidemics;  labor disputes not cause by any
     action  or  inaction   by  PFPC  or  its   affiliates;   civil   commotion;
     interruption, loss or malfunction of utilities, transportation, computer or
     communications   capabilities;   insurrection;   elements  of  nature;   or
     non-performance  by a third  party  provided  PFPC  has  complied  with its obligation to make reasonable backup  arrangements  pursuant to Section 10;
     and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the  validity or  invalidity,  or authority or lack thereof,  of any Oral Instruction or Written  Instruction,  notice or other instrument which conforms to the applicable  requirements of this Agreement and which PFPC reasonably believes to be genuine.

(c)  Notwithstanding  anything in this  Agreement to the contrary,  neither PFPC nor its  affiliates,  nor the Fund, the  Portfolios  and their  affiliates, shall be  liable  for any  consequential,  special  or  indirect  losses or damages,  whether or not the likelihood of such losses or damages was known by PFPC, its affiliates, the Fund, the Portfolios or their affiliates.

(d)  Each party shall have a duty to mitigate  damages for which the other party may become responsible.

(e)  The  provisions  of this  Section  13  shall  survive  termination  of this
     Agreement.

14.  Description of Services.

(a)  Services provided on an ongoing basis, if applicable:

     (i)  Calculate 12b-1 payments;

     (ii) Maintain shareholder registrations;

     (iii) Review new applications and correspond with  shareholders to complete or correct information;

     (iv) Direct payment processing of checks or wires;

     (v)  Prepare  and  certify  shareholder  lists in  conjunction  with  proxy solicitations;

     (vi) Countersign share certificates;

     (vii) Prepare and mail to shareholders confirmation of activity;

     (viii) Provide  toll-free lines for direct  shareholder  use, plus customer liaison staff for online inquiry response;

     (ix) Mail  duplicate  confirmations  to  broker-dealers  of their  clients'
          activity,  whether executed through the broker-dealer or directly with
          PFPC;

     (x)  Provide periodic shareholder lists and statistics to the Fund;

     (xi) Provide detailed data for underwriter/broker confirmations;

     (xii) Prepare periodic mailing of year-end tax and statement information;

     (xiii) Notify  on a  timely  basis  the  investment  advisor,  subadvisors, accounting agent, and custodian of Fund activity;

     (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

     (xv) Accept and post daily Share purchases and redemptions;

     (xvi) Accept, post and perform shareholder transfers and exchanges; and

     (xvii) Issue and  cancel  certificates  (when  requested  in writing by the shareholder).

(b)  Purchase of Shares.  PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectuses, once it receives:

     (i)  A purchase order in completed proper form;

     (ii) Proper information to establish a shareholder account; and

     (iii) Confirmation  of receipt or  crediting of funds for such order to the
          Fund's custodian (the "Custodian").

(c)  Redemption  of Shares.  PFPC shall  process  requests  to redeem  Shares as follows:

     (i)  All requests to transfer or redeem Shares and payment  therefor  shall
          be  made  in  accordance  with  the  Fund's  prospectuses,   when  the
          shareholder  tenders  Shares  in  proper  form,  accompanied  by  such documents as PFPC reasonably may deem necessary.

     (ii) PFPC  reserves the right to refuse to transfer or redeem  Shares until it is satisfied that the endorsement on the  instructions is valid and genuine  and that the  requested  transfer  or  redemption  is legally authorized,  and it shall incur no liability for the refusal,  in good faith,  to process  transfers or  redemptions  which PFPC, in its good judgment,  deems improper or  unauthorized,  or until it is reasonably satisfied  that  there  is no  basis  to any  claims  adverse  to such transfer or redemption.

     (iii) When Shares are redeemed, PFPC shall deliver to the Custodian and the
          Fund or its designee a notification setting forth the number of Shares redeemed.  Such  redeemed  Shares shall be  reflected  on  appropriate accounts  maintained  by PFPC  reflecting  outstanding  Shares  of the
          Portfolio and Shares attributed to individual accounts.

     (iv) PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the
          Custodian, all in accordance with the procedures established from time to time between PFPC and the Fund.

     (v)  When a  broker-dealer  notifies  PFPC  of a  redemption  desired  by a customer,  and the  Custodian  provides  PFPC with  funds,  PFPC shall prepare and send the redemption  check to the  broker-dealer  and made payable  to  the  broker-dealer  on  behalf  of its  customer,  unless otherwise instructed in writing by the broker-dealer.

     (vi) PFPC shall not process or effect any redemption  requests with respect to  Shares  of  the  Fund  after  receipt  by  PFPC  or its  agent  of notification of the suspension of the  determination  of the net asset value of the Portfolio.

(d)  Dividends  and  Distributions.  Upon receipt of a resolution  of the Fund's
     Board of Trustees  authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the
     Fund in Shares,  or, upon  shareholder  election,  pay such  dividends  and distributions  in cash,  if provided for in the Fund's  prospectuses.  Such issuance  or payment,  as well as payments  upon  redemption  as  described above,  shall be made after deduction and payment of the required amount of funds to be withheld in accordance  with any  applicable  tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by  applicable  law,  rule or  regulation.  PFPC shall  prepare, maintain  and file with the IRS and other  appropriate  taxing  authorities reports  relating to all  dividends  above a stipulated  amount paid by the
     Fund  to its  shareholders  as  required  by  tax or  other  law,  rule  or regulation.

(e)  Shareholder Account Services.

     (i)  PFPC may arrange, in accordance with the prospectuses, for issuance of
          Shares obtained through:

          -    Any pre-authorized check plan; and

          -    Direct   purchases   through  broker  wire  orders,   checks  and
               applications.

     (ii) PFPC  may  arrange,  in  accordance  with  the  prospectuses,   for  a
          shareholder's:

          -    Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

          -    Automatic  redemption  from an  account  where  that  shareholder participates in a automatic redemption plan; and/or

          -    Redemption  of  Shares  from  an  account  with  a  check-writing privilege.

(f)  Communications  to  Shareholders.  Upon timely Written  Instructions,  PFPC shall mail all communications by the Fund to its shareholders, including:

     (i)  Reports to shareholders;

     (ii) Confirmations of purchases and sales of Fund shares;

     (iii) Monthly or quarterly statements;

     (iv) Dividend and distribution notices; and

     (v)  Tax form information.

(g)  Records. PFPC shall prepare, maintain and preserve records for the accounts for each  shareholder  as  required  by Rule 31a-1 and Rule 31a-2 under the
     1940 Act, including the following information:

     (i)  Name,  address and United States Tax Identification or Social Security
          number;

     (ii) Number  and class of Shares  held and  number  and class of Shares for which certificates,  if any, have been issued,  including  certificate numbers and denominations;

     (iii) Historical  information  regarding  the account of each  shareholder, including  dividends and distributions paid and the date and price for all transactions on a shareholder's account;

     (iv) Any stop or restraining order placed against a shareholder's account;

     (v)  Any   correspondence   relating   to the  current   maintenance   of  a
          shareholder's account;

     (vi) Information with respect to withholdings;

     (vii) Any   information   required   in  order  for  PFPC  to  perform  any
          calculations required by this Agreement; and

     (viii) A record of each  purchase,  redemption and exchange with respect to each shareholder account.

(h)  Lost or Stolen  Certificates.  PFPC shall place a stop  notice  against any certificate  reported to be lost or stolen and comply  with all  applicable
     federal  regulatory   requirements  for  reporting  such  loss  or  alleged
     misappropriation.  A new  certificate  shall be registered  and issued only upon:

     (i)  The  shareholder's  pledge  of a lost  instrument  bond or such  other appropriate  indemnity  bond  issued by a surety  company  approved by
          PFPC; and

     (ii) Completion of a release and  indemnification  agreement  signed by the shareholder to protect PFPC and its affiliates.

(i)  Shareholder  Inspection  of Share  Records.  Upon a  request  from any Fund shareholder  to inspect  share  records,  PFPC will notify the Fund and the
     Fund will issue instructions granting or denying each such request.  Unless
     PFPC has acted contrary to the Fund's instructions,  the Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's share records.

(j)  Withdrawal  of Shares and  Cancellation  of  Certificates.  Upon receipt of
     Written   Instructions,   PFPC  shall   cancel   outstanding   certificates
     surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(k)  Lost  Shareholders.  PFPC shall  perform  such  services as are required in order to comply  with Rule  17Ad-17 of the 1934 Act (the "Lost  Shareholder
     Rule"),  including, but not limited to, those set forth below. PFPC may, in its sole  discretion,  use the services of a third party to perform some of or all such services.

     (i)  documentation of search policies and procedures;

     (ii) execution of required searches;

     (iii) tracking  results and maintaining  data sufficient to comply with the
          Lost Shareholder Rules; and

     (iv) preparation and submission of data required under the Lost Shareholder
          Rules.

     Except as set  forth  above,  PFPC  shall  have no  responsibility  for any escheatment services.

(l)  Print Mail. To the extent agreed by the parties, the Fund shall engage PFPC as its print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PFPC.

15.  Privacy.  Each party hereto  acknowledges  and agrees that,  subject to the reuse and  re-disclosure  provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public  personal  information of investors in the Fund obtained  under this  Agreement,  except as necessary to carry out the services set forth in this  Agreement or as otherwise  permitted by law or regulation.

16.  Anti-Money Laundering. To the extent the other provisions of this Agreement require PFPC to  establish,  maintain and monitor  accounts of investors in the Fund  consistent with  Securities  Laws, PFPC shall perform  reasonable actions necessary to help the Fund be in compliance with Section 352 of the
     USA PATRIOT Act, as follows:  In this regard, PFPC shall: (a) establish and implement  written internal  policies,  procedures and controls  reasonably designed  to help  prevent  the Fund from being  used to  launder  money or finance terrorist  activities;  (b) provide for independent  testing, by an employee who is not  responsible for the operation of PFPC's AML program or by an outside party,  for compliance with PFPC's  established  policies and procedures;  (c) designate a person or persons responsible for implementing and monitoring  the operation and internal  controls of PFPC's AML program;
     and  (d)  provide  ongoing  training  of  PFPC  personnel  relating  to the prevention of money-laundering  activities.  Upon the reasonable request of the Fund,  PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and  procedures  (it being  understood  such  information is to be considered  confidential  and treated as such and afforded all  protections provided to confidential information under this Agreement); (y) a copy of a
     written   assessment  or  report  prepared  by  the  party  performing  the
     independent   testing  for  compliance,   or  a  summary   thereof,   or  a
     certification  that the findings of the independent party are satisfactory;
     and (z) a summary of the AML training  provided for appropriate  personnel.
     PFPC  agrees to permit  inspections  relating  to its AML  program  by U.S.
     Federal  departments or regulatory  agencies with appropriate  jurisdiction and to make  available to examiners  from such  departments  or  regulatory agencies such  information and records  relating to its AML program as such examiners shall  reasonably  request.  PFPC expressly  agrees to notify the
     Fund in the event that PFPC's AML program is  determined  to be  materially deficient by a law  enforcement  or regulatory  agency;  provided that such notification  is  permitted  by  applicable  law  and  the  applicable  law enforcement or regulatory agency.

17.  Customer Identification Program ("CIP") Services.

(a)  To help the Fund  comply with its  Customer  Identification  Program,  PFPC agrees to:

     (i)  Implement procedures required under 31 CFR 103.131 pursuant to which a new "Account" in the Fund is not established  unless PFPC has obtained the name,  date of birth  (for  natural  persons  only),  address  and
          government-issued   identification  number  (collectively,  the  "Data
          Elements") for each corresponding Customer .

     (ii) Use  collected  Data  Elements  to  attempt to  reasonably  verify the identity  of each new  Customer  promptly  before or after  opening an
          Account for such  Customer.  Methods  may  consist of  non-documentary methods (for which PFPC may use  unaffiliated  information  vendors to assist with such  verifications) and documentary methods (as permitted by 31 CFR  103.131),  and may  include  procedures  under  which  PFPC personnel  perform  enhanced due diligence to verify the identities of
          Customers  the  identities  of whom  were  not  successfully  verified through the  first-level  (which will typically be reliance on results obtained from an information vendor) verification process(es).

     (iii) Record  the  Data   Elements   and  maintain   records   relating  to
          verification of new Customers consistent with 31 CFR 103.131(b)(3).

     (iv) Maintain a database of Fund  shareholders and implement  procedures to regularly  monitor such database to ensure that no such shareholder is a person  who  appears  on a list  published  by the Office of Foreign
          Assets  Control or is  otherwise a prohibited  investor as  determined under  the  regulations  published  by  the  U.S.  Department  of  the
          Treasury.

     (v)  Regularly  report to the Fund  about  measures  taken  under  (i)-(iv)
          above.

     (vi) If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the  Internet or  telephone,  work with the
          Fund  to  notify  prospective   Customers,   consistent  with  31  CFR
          103.131(b)(5), about the Fund's CIP.

     (b)  Notwithstanding  anything to the contrary,  and without  expanding the scope of the express  language  above,  PFPC need not collect the Data
          Elements for (or verify) prospective  Customer (or Account) beyond the requirements of relevant regulation (for example, PFPC will not verify customers opening NSCC Network Level 3, or similar accounts).

     (c)  Upon the  reasonable  request of the Fund,  PFPC shall  provide to the
          Fund:  (x) a copy of PFPC's  written CIP policies and  procedures  (it being understood such information is to be considered confidential and treated as such and afforded all protections  provided to Confidential
          Information under this Agreement);  (y) a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent  party are  satisfactory;  and (z) a summary of the
          AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its CIP program by U.S. Federal departments or
          regulatory   agencies  with  appropriate   jurisdiction  and  to  make
          available to examiners from such  departments  or regulatory  agencies such  information  and  records  relating  to its CIP  program as such examiners shall  reasonably  request.  PFPC expressly agrees to notify the Fund in the event that  PFPC's CIP  program  is  determined  to be materially  deficient  by a  law  enforcement  or  regulatory  agency;
          provided that such notification is permitted by applicable law and the applicable law  enforcement  or regulatory  agency.

18.  Duration and Termination.

(a)  The initial term of the Agreement shall be three years  commencing upon the date hereof (the "Initial  Term"),  unless  earlier  terminated as provided herein.  Upon the expiration of the Initial Term and every  subsequent term
     ("Renewal Term"), the term of this Agreement shall automatically extend for an additional year,  unless written notice of non-extension is delivered by the non-extending party to the other party no later than three months prior to the expiration of that year.  Notwithstanding the foregoing,  if, at the end of each of the  first  two  years of the  Initial  Term,  the total net assets of the Fund serviced hereunder do not exceed $1 billion, the Initial
     Term shall be extended by an additional year.

(b)  The Fund shall be entitled to terminate this  Agreement  during the Initial
     Term or any Renewal  Term upon sixty days'  written  notice in the event of the acquisition or other change in control of PFPC.

(c)  In the event the Fund gives notice of termination,  all reasonable expenses associated  with  movement (or  duplication)  of records and  materials and conversion  thereof  to a  successor  transfer  agent(s)  or other  service provider  will be borne by the Fund. In the event that PFPC gives notice of termination upon the expiration of the Initial Term or a subsequent Renewal
     Term,  unless such termination is preceded by the Fund's material breach of this  Agreement,  all  reasonable  expenses  associated  with  movement (or duplication) of records and materials and conversion thereof required to be
     provided  to  a  successor   transfer   agent(s)  (and  any  other  service
     provider(s))  in order for such  successor(s)  to  perform  transfer  agent services,  and all  reasonable  trailing  expenses  will be  borne by PFPC, provided,  however, the parties hereto understand that the Fund may request additional conversion assistance and records beyond those necessary for the successor to perform  services,  in which case such  additional  conversion services shall be at the expense of the Fund.

(d)  In the event of termination,  PFPC agrees that it will reasonably cooperate to effect a smooth transition of services and to minimize disruption to the
     Fund and its  shareholders.  If a party  hereto  is  guilty  of a  material failure to perform  its duties and  obligations  hereunder  (a  "Defaulting
     Party")  the other  party (the  "Non-Defaulting  Party")  may give  written notice thereof to the Defaulting  Party,  and if such material breach shall not have been remedied  within sixty (60) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving sixty (60) days written notice of such termination to the Defaulting Party.
     In all cases,  termination by the Non-Defaulting Party shall not constitute a waiver  by the  Non-Defaulting  Party of any other  rights it might  have under this Agreement or otherwise against the Defaulting Party.

(e)  Notwithstanding  anything  contained  in this  Agreement  to the  contrary,
     should  a  merger,   acquisition,   change  in   control,   re-structuring,
     re-organization  or any other decision  involving the Fund or any affiliate
     (as defined  under the 1940 Act) of the Fund result in the Fund's desire to cease  to use  PFPC  as the  provider  of any  of the  services  set  forth hereunder in favor of another  service  provider prior to the expiration of the then  current  Initial  or Renewal  Term,  PFPC shall make a good faith effort to  facilitate  a  conversion  of services  to the Fund's  successor service,  provider,  however,  there can be no guarantee  that PFPC will be able to  facilitate  such a conversion of services on the  conversion  date requested by the Fund. In  connection  with the foregoing and prior to such conversion to the successor  service  provider,  the payment of all fees to
     PFPC as set  forth  herein  shall  be  accelerated  to a date  prior to the conversion or termination of services and calculated as if the services had remained  with PFPC until the  expiration  of the then  current  Initial or
     Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to PFPC.

19.  Registration  as a Transfer  Agent.  PFPC  represents  that it is currently registered  with the  appropriate  federal agency for the  registration  of transfer  agents,  or  is  otherwise  permitted  to  lawfully  conduct  its activities  without such registration and that it will remain so registered or able to so conduct such  activities for the duration of this  Agreement.
     PFPC  agrees  that it will  promptly  notify  the Fund in the  event of any material change in its status as a registered  transfer agent.  Should PFPC fail to be registered  with the SEC as a transfer  agent at any time during this  Agreement,  and such  failure to  register  does not  permit  PFPC to lawfully  conduct its activities,  the Fund may, on written notice to PFPC, terminate this Agreement upon five days written notice to PFPC.

20.  Notices.  Notices  shall  be  addressed  (a) if to  PFPC,  at 301  Bellevue
     Parkway,  Wilmington,  Delaware 19809, Attention:  President (or such other address  as PFPC may inform the Fund in  writing);  (b) if to the Fund,  at
     Investors Way, Norwood,  Massachusetts,  02062, Attention:  Chief Operating
     Officer, with a copy to David M. Goldenberg, Esquire, Chief Counsel, Mercer
     Global  Investments,  Inc., at 1166 Avenue of the Americas,  New York,  New
     York 10036; or (c) if to neither of the foregoing, at such other address as shall  have been given by like  notice to the sender of any such  notice or other  communication  by the other party.  If notice is sent by  confirming telegram,  cable,  telex or facsimile sending device, it shall be deemed to have been given  immediately.  If notice is sent by  first-class  mail,  it shall be deemed to have been given three days after it has been mailed.  If notice is sent by  messenger,  it shall be deemed to have been given on the day it is delivered.

21.  Amendments.  This Agreement,  or any term thereof, may be changed or waived only by a written  amendment,  signed by the party against whom enforcement of such change or waiver is sought.

22.  Delegation;  Assignment. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of
     The PNC Financial Services Group,  Inc.,  provided that PFPC gives the Fund sixty (60) days' prior written notice of such assignment or delegation.

23.  Counterparts.  This Agreement may be executed in two or more  counterparts, each of which shall be deemed an original,  but all of which together shall constitute one and the same instrument.

24.  Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.   Miscellaneous.

(a)  Entire  Agreement.   This  Agreement  embodies  the  entire  agreement  and
     understanding  between the parties and supersedes all prior  agreements and understandings  relating to the subject  matter  hereof,  provided that the parties may embody in one or more separate  documents their  agreement,  if any, with respect to delegated duties.

(b)  No Changes that Materially Affect Obligations.  Notwithstanding anything in
     this  Agreement  to  the  contrary,   the  Fund  agrees  not  to  make  any
     modifications  to its  registration  statement or adopt any policies  which would  affect  materially  the  obligations  or  responsibilities  of  PFPC hereunder  without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c)  Captions.  The captions in this  Agreement are included for  convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d)  Information.  The Fund will provide such  information and  documentation as
     PFPC may reasonably request in connection with services provided by PFPC to the Fund.

(e)  Governing  Law.  This  Agreement  shall be deemed to be a contract  made in
     Delaware and governed by Delaware  law,  without  regard to  principles  of conflicts of law.

(f)  Partial  Invalidity.  If any provision of this  Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(g)  Successors  and  Assigns.  This  Agreement  shall be binding upon and shall inure to the benefit of the parties hereto and their respective  successors and permitted assigns.

(h)  No  Representations  or  Warranties.  Except as expressly  provided in this
     Agreement,  PFPC  hereby  disclaims  all  representations  and  warranties, express  or  implied,  made to the  Fund or any  other  person,  including,
     without  limitation,   any  warranties   regarding  quality,   suitability,
     merchantability,   fitness   for  a   particular   purpose   or   otherwise
     (irrespective of any course of dealing,  custom or usage of trade),  of any services or any goods provided  incidental to services  provided under this
     Agreement.  PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(i)  Facsimile  Signatures.  The  facsimile  signature  of  any  party  to  this
     Agreement shall  constitute the valid and binding  execution hereof by such party.

(j)  Customer  Identification  Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities,  U.S. Federal law requires each financial  institution to obtain,  verify, and record certain information that identifies each person who initially opens an account with that financial  institution on or after October 1, 2003.  Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request  (or may have  already  requested)  the Fund's  name,  address  and taxpayer  identification number or other  government-issued  identification number, and, if such party is a natural person, that party's date of birth.
     PFPC may also ask (and may have already asked) for  additional  identifying information,  and PFPC may take steps (and may have already taken steps) to verify the  authenticity  and accuracy of these data  elements.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first above written.

                                                PFPC INC.

                                                By:

                                                Title:

                                                MGI FUNDS

                                                By:
                                                   Rich Joseph
                                                Title:  Vice President, Treasurer and Chief
                                                Accounting Officer

                                    EXHIBIT A

     THIS  EXHIBIT A,  dated as of May 25,  2006,  is Exhibit A to that  certain
Transfer  Agency Services  Agreement dated as of February 9, 2006,  between PFPC
Inc. and MGI Funds.

                                   PORTFOLIOS

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                        MGI High Yield Fixed Income Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund